Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-273605) of NNN REIT, Inc.,
(2)
Registration Statement (Form S-8 No. 333-64794) pertaining to the 2000 Performance Incentive Plan of NNN REIT, Inc.,
(3)
Registration Statement (Form S-8 No. 333-15625) pertaining to the 1992 Stock Option Plan of NNN REIT, Inc.,
(4)
Registration Statement (Form S-8 No. 333-144100) pertaining to the 2007 Performance Incentive Plan of NNN REIT, Inc.,
(5)
Registration Statement (Form S-3 No. 333-111180) pertaining to the Retirement Plan for CTA,
(6)
Registration Statement (Form S-3 No. 333-253372) pertaining to the Dividend Reinvestment and Stock Purchase Plan of NNN REIT, Inc.,
(7)
Registration Statement (Form S-8 No. 333-218339) pertaining to the 2017 Performance Incentive Plan of NNN REIT, Inc., and
(8)
Registration Statement (Form S-8 No. 333-273604) pertaining to Amendment No. 1 to the 2017 Performance Incentive Plan of NNN REIT, Inc.;

of our reports dated February 8, 2024, with respect to the consolidated financial statements and schedules of NNN REIT, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of NNN REIT, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of NNN REIT, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Orlando, Florida

February 8, 2024